Exhibit 99

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
Release Date: Immediate April 30, 2009	716-857-6987

Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of fiscal 2009 and for the six-months ended March 31, 2009.
HIGHLIGHTS
•	Reported GAAP earnings for the second quarter were $73.5 million or $0.92 per share, a decrease of $21.5 million, or $0.19 per share from the second quarter of 2008. Lower average commodity prices realized in the Exploration and Production segment were the main drivers of the decrease in earnings.
•	Quarterly operating results before items impacting comparability (“Operating Results”) were $73.5 million or $0.92 per share, a decrease of $20.9 million, or $0.18 per share, from the prior year’s second quarter.
•	Appalachian production increased nearly 7 percent and California production increased 7.5 percent during the quarter. Continuing curtailments in the Gulf of Mexico caused by Hurricane Ike caused a decrease in production in the Gulf Division. All pre-hurricane production is currently back on line. Total forecast production for the entire 2009 fiscal year remains in the previously announced range between 38 and 44 Bcfe.
•	The Company is revising its GAAP earnings guidance range for fiscal 2009 to a range of $0.95 to $1.10 per share. The previous guidance range had been $1.10 to $1.30 per share. The revised guidance includes the ceiling test impairment charge recorded in the first quarter, and a revised natural gas NYMEX equivalent price of $3.50 per million British thermal units (“MMBtu”) for unhedged production for the remainder of the fiscal year. The pricing assumption for unhedged crude oil remains at $45.00 per barrel.
•	A conference call is scheduled for Friday, May 1, 2009, at 11:00 a.m. Eastern Time.
MANAGEMENT COMMENTS
     David F. Smith, Chief Executive Officer and President of National Fuel Gas Company stated: “During our second quarter, the steady and predictable performance of our regulated businesses kept our Company on course despite the impact of the negative commodity price environment on our Exploration and Production segment. The consistent earnings from the
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Pipeline and Utility businesses support our commitment to a strong dividend to benefit our shareholders. In addition we are able to continue to invest in infrastructure projects and resource development that position the Company for future growth.
     In order to protect the Company against the uncertainties in the financial markets making daily news, earlier this month the Company issued $250 million of 10 year long-term debt. While the debt rates were higher this year than last, the strong demand for the notes issued by the Company is a vote of confidence in the Company by the financial markets.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended March 31, 2009, of $73.5 million or $0.92 per share, a decrease of $21.5 million, or $0.19 per share, from the prior year’s second quarter of $95.0 million or $1.11 per share. The per share amounts reflect a lower number of shares outstanding in the current quarter resulting mainly from the impact of the Company’s repurchase of approximately 5.2 million shares of National Fuel common stock in the prior fiscal year. (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the earnings and Operating Results discussions are after tax, unless otherwise noted.)
     Consolidated earnings for the six months ended March 31, 2009, of $30.8 million, or $0.38 per share, decreased $134.8 million, or $1.55 per share, from the same period in the prior year, where earnings were $165.6 million, or $1.93 per share.

	Three Months		Six Months
	Ended March 31,		Ended March 31,
(in thousands except per share amounts)	2009	2008	2009	2008

Reported GAAP earnings	$73,484	$95,004	$30,806	$165,608
Items impacting comparability[1]:
Gain on sale of turbine		(586)		(586)
Impairment of oil and gas producing properties			108,207
Impairment of investment in partnership			1,085
Gain on life insurance proceeds			(2,312)

Operating Results	$73,484	$94,418	$137,786	$165,022

Reported GAAP earnings per share	$0.92	$1.11	$0.38	$1.93
Items impacting comparability[1]:
Gain on sale of turbine		(0.01)		(0.01)
Impairment of oil and gas producing properties			1.35
Impairment of investment in partnership			0.01
Gain on life insurance proceeds			(0.03)

Earnings excluding these items	$0.92	$1.10	$1.71	$1.92

[1]	See discussion of these individual items below.
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     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and six months ended March 31, 2009, to the comparable periods in fiscal 2008. Excluding these items, Operating Results for the current second quarter of $73.5 million, or $0.92 per share, decreased $20.9 million, or $0.18 per share from the previous year’s second quarter. Excluding these items, Operating Results for the six months ended March 31, 2009 of $137.8 million, or $1.71 per share, decreased $27.2 million, or $0.21 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the second quarter of fiscal 2009 of $18.1 million, or $0.23 per share, decreased $16.5 million, or $0.17 per share, when compared with the prior year’s second quarter. The decrease was primarily due to lower crude oil and natural gas prices realized after hedging and lower natural gas production in the Gulf of Mexico. For the quarter ended March 31, 2009, the weighted average oil price received by Seneca (after hedging) was $56.39 per barrel (“Bbl”), a decrease of $22.15 per Bbl from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2009, was $7.53 per thousand cubic feet (“Mcf”), a decrease of $1.68 per Mcf.
     In the first quarter of fiscal 2009 Seneca recorded a non-cash charge of $108.2 million to write down the value of its oil and natural gas producing properties. Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling calculation, a non-cash charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. The impairment was mainly driven by a significant decrease in commodity prices.
     In the second quarter of fiscal 2009, despite a decrease in natural gas spot prices at March 31, 2009, compared to December 31, 2008, Seneca’s quarterly “ceiling test” indicated that the book value of the reserves did not exceed the ceiling and it was not necessary to record an impairment charge. An increase in crude oil prices combined with the decrease in the basis differential between prices at Cushing, Oklahoma, for West Texas Intermediate oil and prices for Seneca’s California oil at March 31, 2009, were the main drivers of the increase in the ceiling calculation.
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     Overall crude oil and natural gas production for the quarter was 10.1 Bcfe. Production increased in California and the Appalachian region by nearly 8 percent and 7 percent, respectively, compared to the prior year’s second quarter. Continuing curtailments from third party pipelines damaged by Hurricane Ike caused production in the Gulf of Mexico to decrease 0.7 Bcfe.
     Other items impacting earnings for the quarter were lower depletion and lease operating expenses (“LOE”) and higher other operating expenses. The decrease in depletion expense was due to an increase in proved reserves and a lower depletable base resulting from the ceiling test impairment recorded in the first quarter of fiscal 2009 described above. The decrease in LOE is due to lower steaming costs in California, lower workover expenses and the continued shut-in of certain properties related to Hurricane Ike in the Gulf of Mexico. The increase in other operating expenses is due to a bad debt charge and recognition of actual plugging costs in excess of amounts previously accrued. Earnings also benefited from the positive impact of period-to-period changes in the mark-to-market adjustments to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas production.
     The Exploration and Production segment’s loss of $65.5 million, or $0.82 per share, for the six months ended March 31, 2009, compares to earnings of $68.6 million, or $0.80 per share, for the six months ended March 31, 2008. The decrease was mainly due to the non-cash charge of $108.2 million to write down the value of Seneca’s oil and natural gas producing properties in the first quarter of the current fiscal year, as explained earlier in this release.
     Excluding the impact of the ceiling test charge in the first quarter of fiscal 2009, Operating Results for the six months ended March 31, 2009, of $42.8 million or $0.53 per share decreased $25.8 million, or $0.27 per share, from the prior year. The decrease was primarily due to lower crude oil and natural gas prices realized after hedging and was also impacted by lower production, primarily in the Gulf of Mexico. For the six months ended March 31, 2009, the weighted average oil price received by Seneca (after hedging) was $60.36 per Bbl, a decrease of $15.08 per Bbl from the prior year’s six month period. The weighted average natural gas price received by Seneca (after hedging) for the six months ended March 31, 2009, was $8.18 per Mcf, a decrease of $0.37 per Mcf.
     Overall production for the six months ended March 31, 2009, was 19.7 Bcfe, a decrease of 1.4 Bcfe compared to the prior year’s six month period. The decrease was primarily in the Gulf Division as a result of continuing curtailments due to Hurricane Ike.
     Other items impacting Operating Results for the six months ended March 31, 2009, were lower depletion and LOE and higher other operating expenses. The decrease in depletion expense was mainly due to the increase in proved reserves and a lower depletable base resulting from the ceiling test impairment recorded in the first quarter of fiscal 2009 described above. The increase in other operating expenses is due to a bad debt charge and recognition of actual plugging costs in excess of amounts previously accrued. Operating Results also benefited from the positive impact of period-to-period changes in the mark-to-market adjustments to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas production.
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     The Exploration and Production segment continued to evaluate and develop the Company’s significant Marcellus shale acreage position.  Seneca participated in two horizontal wells operated by joint-venture partner, EOG, in the second quarter, one of which was fracture stimulated this week.  Additionally, a Seneca-operated vertical drilling program was initiated in February and Seneca is currently drilling its fourth vertical Marcellus Shale well.  Seneca has contracted a new horizontal rig, which is expected to arrive in July to begin drilling Seneca’s horizontal Marcellus Shale development program.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $15.2 million, for the quarter ended March 31, 2009, were essentially flat when compared with the same period in the prior fiscal year. Supply Corporation’s earnings decreased by $2.2 million primarily due to lower efficiency gas revenues, mainly the result of lower commodity prices. An increase in Empire’s earnings as a result of the Empire Connector that was placed in service in mid December 2008 mostly offset the decrease in Supply’s earnings.
     The Pipeline and Storage segment’s earnings of $32.4 million, for the six months ended March 31, 2009, increased $4.0 million when compared with the six months ended March 31, 2008. The increase is due to higher transportation and storage revenues, mainly the result of incremental revenue from the Empire Connector that was placed in service in mid December 2008 and the addition of several new contracts for firm transportation services. Higher AFUDC related to the construction of the Empire Connector also contributed to the increase in earnings for the current six month period. Partially offsetting the increased earnings were lower efficiency gas revenues mainly due to lower natural gas prices, higher depreciation expense and higher interest expense during the current six month period.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $32.8 million, or $0.41 per share, for the quarter ended March 31, 2009, compares to earnings of $34.2 million, or $0.40 per share, for the quarter ended March 31, 2008.
     In the New York Division, earnings decreased $0.7 million. The decrease is primarily due to the impact of certain regulatory adjustments and higher interest expense. Higher bad debt expense was offset by lower other operating expenses. In the Pennsylvania Division, earnings decreased $0.7 million due to higher bad debt expense. The positive impact on earnings of colder weather during the current quarter was offset by lower customer usage due to customer conservation efforts.
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     The Utility segment’s earnings of $54.9 million for the six months ended March 31, 2009, increased from earnings of $54.4 million for the six months ended March 31, 2008. Earnings in Distribution’s New York Division for the six months ended March 31, 2009, of $36.5 million increased $0.6 million compared to the prior year. Lower operating expenses, property taxes and interest expense more than offset the impact of lower margins in the first quarter of fiscal 2009 primarily as a result of the rate design change approved by the New York State Public Service Commission’s December 28, 2007, rate order.
     For the six months ended March 31, 2009, earnings in Distribution’s Pennsylvania Division of $18.4 million were flat compared to the prior year. The positive impact of colder weather and lower interest expense was offset by lower customer usage per account and higher bad debt expense.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended March 31, 2009, of $5.6 million were flat compared to the second quarter of last year. Higher margins mainly due to increased volumes were offset by higher operating expenses and higher state income taxes.
     Earnings for the six months ended March 31, 2009, in the Energy Marketing segment of $6.2 million decreased $0.4 million compared to the prior year. Higher operating expenses and state income taxes offset an increase in margin.
Corporate and All Other
     Other active, wholly owned subsidiaries of the Company include Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the quarter ended March 31, 2009, were $1.8 million, a decrease of $3.2 million compared to the prior year’s second quarter earnings of $5.0 million. The comparability of the quarterly results is impacted by a $0.6 million gain in the second quarter of fiscal 2008 related to the sale of a gas-powered turbine that the Company had previously planned to use in the development of a co-generation plant. Excluding this item, Operating Results for the quarter decreased $2.6 million. Lower margins from the timber operations as a result of decreased sales volumes and prices, lower margins in the landfill gas operations and lower interest income contributed to the decrease in Operating Results. Lower corporate operating expenses and lower income taxes partially offset the decrease in Operating Results. Operating expenses related to a proxy contest in the prior year did not recur in fiscal 2009.
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     Earnings in the Corporate and All Other category for the six months ended March 31, 2009, were $2.8 million, a decrease of $4.8 million when compared to the prior year’s earnings. The comparability of the results for the six months ended March 31, 2009, is impacted by the $0.6 million gain on the sale of the turbine described above, a $2.3 million gain recognized on executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC, a partnership that owns an 80-megawatt combined cycle, natural gas-fired power plant in the town of North East, Pennsylvania. Excluding these items, Operating Results decreased $5.5 million. Lower margins from the timber operations as a result of decreased sales volumes and prices, lower margins in the landfill gas operations and a decrease in income from unconsolidated subsidiaries contributed to the decrease in Operating Results. Lower corporate operating expenses related to the proxy contest noted above and lower income taxes partially offset the decrease in Operating Results.
EARNINGS GUIDANCE
     The Company is revising its earnings guidance for fiscal 2009 to reflect actual results for the six months ended March 31, 2009, as well as a change in pricing assumptions for unhedged natural gas for the remainder of the fiscal year. The revised GAAP earnings range is $0.95 to $1.10 per share. The previous guidance range had been $1.10 to $1.30 per share. The revised guidance includes the impairment charge recorded in the first quarter, forecasted oil and gas production for fiscal 2009 for the Exploration and Production segment in a range between 38 and 44 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $3.50 per MMBtu for natural gas and $45.00 per Bbl for crude oil. The main driver for the reduction in the earnings guidance range is the decrease in the natural gas pricing assumption to $3.50 per MMBtu from the previous assumption of $5.50 per MMBtu.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, May 1, 2009, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-713-8567, and using the passcode “31616911.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “32497080.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 8, 2009.
     National Fuel is an integrated energy company with $4.2 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.
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Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant differences between the Company’s projected and actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors
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and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Second quarter 2008 GAAP earnings	$34,572	$15,618	$34,164	$5,647	$5,003	$95,004
Items impacting comparability:
Gain on sale of turbine					(586)	(586)

Second quarter 2008 operating results	34,572	15,618	34,164	5,647	4,417	94,418

Drivers of operating results
Higher (lower) crude oil prices	(11,894)					(11,894)
Higher (lower) natural gas prices	(5,606)					(5,606)
Higher (lower) natural gas production	(4,042)					(4,042)
Higher (lower) crude oil production	3,617					3,617
Derivative mark to market adjustment	1,155					1,155
Lower (higher) lease operating expenses	1,633					1,633

Higher (lower) transportation and storage revenues		4,417				4,417
Higher (lower) efficiency gas revenues		(3,157)				(3,157)
Lower (higher) operating expenses	(1,764)	462		(162)	1,586	122
Lower (higher) depreciation / depletion	1,470	(1,064)				406

Usage			(1,657)			(1,657)
Colder weather in Pennsylvania			1,338			1,338
Regulatory true-up adjustments			(527)			(527)

Higher (lower) margins				369	(4,990)	(4,621)

Higher (lower) AFUDC *		(501)				(501)
Higher (lower) interest income	(1,732)	204			(946)	(2,474)
(Higher) lower interest expense	1,521	(1,313)	408		(23)	593

(Higher) lower income tax expense				(239)	1,648	1,409

All other / rounding	(823)	520	(907)	(36)	101	(1,145)

Second quarter 2009 GAAP earnings	$18,107	$15,186	$32,819	$5,579	$1,793	$73,484

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Second quarter 2008 GAAP earnings	$0.40	$0.18	$0.40	$0.07	$0.06	$1.11
Items impacting comparability:
Gain on sale of turbine					(0.01)	(0.01)

Second quarter 2008 operating results	0.40	0.18	0.40	0.07	0.05	1.10

Drivers of operating results
Higher (lower) crude oil prices	(0.15)					(0.15)
Higher (lower) natural gas prices	(0.07)					(0.07)
Higher (lower) natural gas production	(0.05)					(0.05)
Higher (lower) crude oil production	0.05					0.05
Derivative mark to market adjustment	0.01					0.01
Lower (higher) lease operating expenses	0.02					0.02

Higher (lower) transportation and storage revenues		0.06				0.06
Higher (lower) efficiency gas revenues		(0.04)				(0.04)
Lower (higher) operating expenses	(0.02)	0.01		—	0.02	0.01
Lower (higher) depreciation / depletion	0.02	(0.01)				0.01

Usage			(0.02)			(0.02)
Colder weather in Pennsylvania			0.02			0.02
Regulatory true-up adjustments			(0.01)			(0.01)

Higher (lower) margins				—	(0.06)	(0.06)

Higher (lower) AFUDC *		(0.01)				(0.01)
Higher (lower) interest income	(0.02)	—			(0.01)	(0.03)
(Higher) lower interest expense	0.02	(0.02)	0.01		—	0.01

(Higher) lower income tax expense				—	0.02	0.02

All other / rounding	0.02	0.02	0.01		—	0.05

Second quarter 2009 GAAP earnings	$0.23	$0.19	$0.41	$0.07	$0.02	$0.92

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Six months ended March 31, 2008 GAAP earnings	$68,594	$28,397	$54,380	$6,602	$7,635	$165,608
Items impacting comparability:
Gain on sale of turbine					(586)	(586)

Six months ended March 31, 2008 operating results	68,594	28,397	54,380	6,602	7,049	165,022

Drivers of operating results
Higher (lower) crude oil prices	(16,185)					(16,185)
Higher (lower) natural gas prices	(2,394)					(2,394)
Higher (lower) natural gas production	(10,156)					(10,156)
Higher (lower) crude oil production	3,637					3,637
Derivative mark to market adjustment	1,343					1,343
Lower (higher) lease operating expenses	308					308

Higher (lower) transportation and storage revenues		5,636				5,636
Higher (lower) efficiency gas revenues		(1,850)				(1,850)
Lower (higher) operating expenses	(3,329)	362	1,216	(241)	2,602	610
Lower (higher) depreciation / depletion	2,056	(898)				1,158

Usage			(1,459)			(1,459)
Colder weather in Pennsylvania			2,161			2,161
Regulatory true-up adjustments			(422)			(422)

Higher (lower) margins			(1,419)	216	(6,653)	(7,856)

Higher (lower) income from unconsolidated subsidiaries					(876)	(876)

Higher AFUDC *		1,597				1,597
Higher (lower) interest income	(3,357)	151			(2,166)	(5,372)
Lower (higher) interest expense	3,036	(1,713)	1,178		(567)	1,934

(Higher) lower income tax expense				(307)	2,673	2,366

All other / rounding	(796)	680	(728)	(92)	(480)	(1,416)

Six months ended March 31, 2009 operating results	42,757	32,362	54,907	6,178	1,582	137,786
Items impacting comparability:
Gain on life insurance policies					2,312	2,312
Impairment of investment in partnership					(1,085)	(1,085)
Impairment of oil and gas properties	(108,207)					(108,207)

Six months ended March 31, 2009 GAAP earnings	$(65,450)	$32,362	$54,907	$6,178	$2,809	$30,806

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Six months ended March 31, 2008 GAAP earnings	$0.80	$0.33	$0.64	$0.07	$0.09	$1.93
Items impacting comparability:
Gain on sale of turbine					(0.01)	(0.01)

Six months ended March 31, 2008 operating results	0.80	0.33	0.64	0.07	0.08	1.92

Drivers of operating results
Higher (lower) crude oil prices	(0.20)					(0.20)
Higher (lower) natural gas prices	(0.03)					(0.03)
Higher (lower) natural gas production	(0.13)					(0.13)
Higher (lower) crude oil production	0.05					0.05
Derivative mark to market adjustment	0.02					0.02
Lower (higher) lease operating expenses	—					—

Higher (lower) transportation and storage revenues		0.07				0.07
Higher (lower) efficiency gas revenues		(0.02)				(0.02)
Lower (higher) operating expenses	(0.04)	—	0.02	—	0.03	0.01
Lower (higher) depreciation / depletion	0.03	(0.01)				0.02

Usage			(0.02)			(0.02)
Colder weather in Pennsylvania			0.03			0.03
Regulatory true-up adjustments			(0.01)			(0.01)

Higher (lower) margins			(0.02)	—	(0.08)	(0.10)

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher AFUDC *		0.02				0.02
Higher (lower) interest income	(0.04)	—			(0.03)	(0.07)
Lower (higher) interest expense	0.04	(0.02)	0.01		(0.01)	0.02

(Higher) lower income tax expense				—	0.03	0.03

All other / rounding	0.03	0.03	0.03	0.01	0.01	0.11

Six months ended March 31, 2009 operating results	0.53	0.40	0.68	0.08	0.02	1.71
Items impacting comparability:
Gain on life insurance policies					0.03	0.03
Impairment of investment in partnership					(0.01)	(0.01)
Impairment of oil and gas properties	(1.35)					(1.35)

Six months ended March 31, 2009 GAAP earnings	$(0.82)	$0.40	$0.68	$0.08	$0.04	$0.38

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2009	2008	2009	2008
SUMMARY OF OPERATIONS
Operating Revenues	$804,645	$885,853	$1,411,808	$1,454,121

Operating Expenses:
Purchased Gas	485,468	531,438	814,201	809,448
Operation and Maintenance	118,449	120,584	219,784	223,040
Property, Franchise and Other Taxes	20,372	21,398	39,134	39,070
Depreciation, Depletion and Amortization	41,714	42,412	84,056	86,533
Impairment of Oil and Gas Producing Properties	—	—	182,811	—

	666,003	715,832	1,339,986	1,158,091

Operating Income	138,642	170,021	71,822	296,030

Other Income (Expense):
Income from Unconsolidated Subsidiaries	974	1,030	288	3,305
Other Income	468	2,080	5,795	3,334
Interest Income	1,005	2,177	2,898	5,270
Interest Expense on Long-Term Debt	(17,545)	(16,289)	(35,601)	(32,577)
Other Interest Expense	(2,849)	(2,285)	(2,474)	(3,010)

Income Before Income Taxes	120,695	156,734	42,728	272,352

Income Tax Expense	47,211	61,730	11,922	106,744

Net Income Available for Common Stock	$73,484	$95,004	$30,806	$165,608

Earnings Per Common Share:
Basic	$0.92	$1.14	$0.39	$1.98

Diluted	$0.92	$1.11	$0.38	$1.93

Weighted Average Common Shares:
Used in Basic Calculation	79,514,793	83,406,242	79,400,660	83,509,268

Used in Diluted Calculation	80,129,743	85,385,944	80,156,407	85,603,033

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2009	2008

ASSETS
Property, Plant and Equipment	$5,032,215	$4,873,969
Less — Accumulated Depreciation, Depletion and Amortization	1,973,743	1,719,869

Net Property, Plant and Equipment	3,058,472	3,154,100

Current Assets:
Cash and Temporary Cash Investments	86,048	68,239
Hedging Collateral Deposits	22,195	1
Receivables — Net	304,500	185,397
Unbilled Utility Revenue	55,070	24,364
Gas Stored Underground	15,950	87,294
Materials and Supplies — at average cost	24,257	31,317
Unrecovered Purchased Gas Costs	2,926	37,708
Other Current Assets	53,718	65,158
Deferred Income Taxes	26,197	—

Total Current Assets	590,861	499,478

Other Assets:
Recoverable Future Taxes	83,541	82,506
Unamortized Debt Expense	13,029	13,978
Other Regulatory Assets	189,394	189,587
Deferred Charges	2,196	4,417
Other Investments	67,335	80,640
Investments in Unconsolidated Subsidiaries	13,667	16,279
Goodwill	5,476	5,476
Intangible Assets	25,123	26,174
Prepaid Post-Retirement Benefit Costs	21,447	21,034
Fair Value of Derivative Financial Instruments	112,723	28,786
Other	12,273	7,732

Total Other Assets	546,204	476,609

Total Assets	$4,195,537	$4,130,187

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 79,514,816 Shares and 79,120,544 Shares, Respectively	$79,515	$79,121
Paid in Capital	581,189	567,716
Earnings Reinvested in the Business	932,119	953,799

Total Common Shareholder Equity Before Items of Other Comprehensive Income	1,592,823	1,600,636
Accumulated Other Comprehensive Income	44,171	2,963

Total Comprehensive Shareholders’ Equity	1,636,994	1,603,599
Long-Term Debt, Net of Current Portion	999,000	999,000

Total Capitalization	2,635,994	2,602,599

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	100,000
Accounts Payable	105,048	142,520
Amounts Payable to Customers	21,650	2,753
Dividends Payable	25,841	25,714
Interest Payable on Long-Term Debt	21,397	22,114
Customer Advances	1,828	33,017
Other Accruals and Current Liabilities	246,291	45,220
Deferred Income Taxes	—	1,871
Fair Value of Derivative Financial Instruments	11,084	1,362

Total Current and Accrued Liabilities	433,139	374,571

Deferred Credits:
Deferred Income Taxes	606,893	634,372
Taxes Refundable to Customers	18,456	18,449
Unamortized Investment Tax Credit	4,340	4,691
Cost of Removal Regulatory Liability	105,855	103,100
Other Regulatory Liabilities	105,874	91,933
Pension and Other Post-Retirement Liabilities	67,203	78,909
Asset Retirement Obligations	90,954	93,247
Other Deferred Credits	126,829	128,316

Total Deferred Credits	1,126,404	1,153,017

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,195,537	$4,130,187

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	March 31,
(Thousands of Dollars)	2009	2008

Operating Activities:
Net Income Available for Common Stock	$30,806	$165,608
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	182,811	—
Depreciation, Depletion and Amortization	84,056	86,533
Deferred Income Taxes	(80,857)	12,817
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	808	1,651
Impairment of Investment in Partnership	1,804	—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(5,927)	(16,275)
Other	6,611	(194)
Change in:
Hedging Collateral Deposits	(22,194)	1,712
Receivables and Unbilled Utility Revenue	(149,895)	(245,912)
Gas Stored Underground and Materials and Supplies	79,128	44,734
Unrecovered Purchased Gas Costs	34,782	13,347
Prepayments and Other Current Assets	16,954	15,878
Accounts Payable	(45,186)	39,838
Amounts Payable to Customers	18,897	(5,424)
Customer Advances	(31,189)	(22,863)
Other Accruals and Current Liabilities	216,249	192,787
Other Assets	2,399	18,127
Other Liabilities	(4,301)	4,504

Net Cash Provided by Operating Activities	$335,756	$306,868

Investing Activities:
Capital Expenditures	$(178,772)	$(144,707)
Cash Held in Escrow	—	58,397
Net Proceeds from Sale of Oil and Gas Producing Properties	60	2,313
Other	(595)	1,557

Net Cash Used in Investing Activities	$(179,307)	$(82,440)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$5,927	$16,275
Shares Repurchased under Repurchase Plan	—	(108,941)
Reduction of Long-Term Debt	(100,000)	(24)
Dividends Paid on Common Stock	(51,556)	(51,896)
Proceeds From Issuance of Common Stock	6,989	11,764

Net Cash Used In Financing Activities	$(138,640)	$(132,822)

Net Increase in Cash and Temporary Cash Investments	17,809	91,606
Cash and Temporary Cash Investments at Beginning of Period	68,239	124,806

Cash and Temporary Cash Investments at March 31	$86,048	$216,412

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance
EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$87,077	$114,720	$(27,643)	$183,790	$222,675	$(38,885)

Operating Expenses:
Purchased Gas	—	—	—	—	—	—
Operation and Maintenance:
General and Administrative Expense	8,525	7,171	1,354	15,617	12,752	2,865
Lease Operating Expense	12,555	14,421	(1,866)	25,169	26,148	(979)
All Other Operation and Maintenance Expense	3,644	2,284	1,360	6,274	4,018	2,256
Property, Franchise and Other Taxes (Lease Operating Expense)	2,426	3,074	(648)	5,381	4,876	505
Depreciation, Depletion and Amortization	20,543	22,804	(2,261)	43,687	46,849	(3,162)
Impairment of Oil and Gas Producing Properties	—	—	—	182,811	—	182,811

	47,693	49,754	(2,061)	278,939	94,643	184,296

Operating Income (Loss)	39,384	64,966	(25,582)	(95,149)	128,032	(223,181)

Other Income (Expense):
Interest Income	479	3,144	(2,665)	1,868	7,032	(5,164)
Other Income	—	(65)	65	—	18	(18)
Other Interest Expense	(8,733)	(11,073)	2,340	(17,547)	(22,218)	4,671

Income (Loss) Before Income Taxes	31,130	56,972	(25,842)	(110,828)	112,864	(223,692)
Income Tax Expense (Benefit)	13,023	22,400	(9,377)	(45,378)	44,270	(89,648)

Net Income (Loss)	$18,107	$34,572	$(16,465)	$(65,450)	$68,594	$(134,044)

Net Income (Loss) Per Share (Diluted)	$0.23	$0.40	$(0.17)	$(0.82)	$0.80	$(1.62)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2009	2008	Variance	2009	2008	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$39,846	$37,934	$1,912	$75,113	$69,817	$5,296
Intersegment Revenues	21,156	20,861	295	41,993	41,209	784

Total Operating Revenues	61,002	58,795	2,207	117,106	111,026	6,080

Operating Expenses:
Purchased Gas	115	(14)	129	129	(8)	137
Operation and Maintenance	17,708	18,417	(709)	33,855	34,415	(560)
Property, Franchise and Other Taxes	4,269	4,259	10	8,509	8,532	(23)
Depreciation, Depletion and Amortization	9,813	8,176	1,637	17,666	16,285	1,381

	31,905	30,838	1,067	60,159	59,224	935

Operating Income	29,097	27,957	1,140	56,947	51,802	5,145

Other Income (Expense):
Interest Income	384	70	314	398	165	233
Other Income	230	731	(501)	3,017	1,421	1,596
Interest Expense on Long-Term Debt	—	(16)	16	—	(31)	31
Other Interest Expense	(4,588)	(2,552)	(2,036)	(8,255)	(5,588)	(2,667)

Income Before Income Taxes	25,123	26,190	(1,067)	52,107	47,769	4,338
Income Tax Expense	9,937	10,572	(635)	19,745	19,372	373

Net Income	$15,186	$15,618	$(432)	$32,362	$28,397	$3,965

Net Income Per Share (Diluted)	$0.19	$0.18	$0.01	$0.40	$0.33	$0.07

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance
UTILITY SEGMENT
Revenues from External Customers	$502,016	$522,730	$(20,714)	$851,653	$849,855	$1,798
Intersegment Revenues	5,846	6,114	(268)	10,399	10,413	(14)

Total Operating Revenues	507,862	528,844	(20,982)	862,052	860,268	1,784

Operating Expenses:
Purchased Gas	359,588	378,187	(18,599)	601,484	597,310	4,174
Operation and Maintenance	63,070	62,796	274	112,683	113,778	(1,095)
Property, Franchise and Other Taxes	13,206	13,531	(325)	24,332	24,629	(297)
Depreciation, Depletion and Amortization	9,937	9,786	151	19,661	19,827	(166)

	445,801	464,300	(18,499)	758,160	755,544	2,616

Operating Income	62,061	64,544	(2,483)	103,892	104,724	(832)

Other Income (Expense):
Interest Income	123	164	(41)	919	362	557
Other Income	237	259	(22)	512	604	(92)
Other Interest Expense	(7,026)	(7,654)	628	(13,092)	(14,905)	1,813

Income Before Income Taxes	55,395	57,313	(1,918)	92,231	90,785	1,446
Income Tax Expense	22,576	23,149	(573)	37,324	36,405	919

Net Income	$32,819	$34,164	$(1,345)	$54,907	$54,380	$527

Net Income Per Share (Diluted)	$0.41	$0.40	$0.01	$0.68	$0.64	$0.04

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2009	2008	Variance	2009	2008	Variance
ENERGY MARKETING SEGMENT
Operating Revenues	$163,545	$191,263	$(27,718)	$278,551	$277,982	$569

Operating Expenses:
Purchased Gas	152,438	180,723	(28,285)	264,888	264,652	236
Operation and Maintenance	1,688	1,439	249	3,156	2,785	371
Property, Franchise and Other Taxes	9	14	(5)	15	23	(8)
Depreciation, Depletion and Amortization	9	11	(2)	20	22	(2)

	154,144	182,187	(28,043)	268,079	267,482	597

Operating Income	9,401	9,076	325	10,472	10,500	(28)

Other Income (Expense):
Interest Income	24	63	(39)	27	87	(60)
Other Income	67	74	(7)	110	133	(23)
Other Interest Expense	(60)	(44)	(16)	(195)	(127)	(68)

Income Before Income Taxes	9,432	9,169	263	10,414	10,593	(179)
Income Tax Expense	3,853	3,522	331	4,236	3,991	245

Net Income	$5,579	$5,647	$(68)	$6,178	$6,602	$(424)

Net Income Per Share (Diluted)	$0.07	$0.07	$—	$0.08	$0.07	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance
ALL OTHER
Revenues from External Customers	$11,929	$19,043	$(7,114)	$22,254	$33,493	$(11,239)
Intersegment Revenues	1,194	3,099	(1,905)	3,516	5,812	(2,296)

Total Operating Revenues	13,123	22,142	(9,019)	25,770	39,305	(13,535)

Operating Expenses:
Purchased Gas	1,397	2,510	(1,113)	3,357	4,712	(1,355)
Operation and Maintenance	9,871	9,740	131	19,404	20,757	(1,353)
Property, Franchise and Other Taxes	392	447	(55)	756	867	(111)
Depreciation, Depletion and Amortization	1,237	1,463	(226)	2,675	3,206	(531)

	12,897	14,160	(1,263)	26,192	29,542	(3,350)

Operating Income (Loss)	226	7,982	(7,756)	(422)	9,763	(10,185)

Other Income (Expense):
Income from Unconsolidated Subsidiaries	974	1,030	(56)	288	3,305	(3,017)
Interest Income	241	217	24	490	622	(132)
Other Income	10	912	(902)	12	921	(909)
Other Interest Expense	(587)	(932)	345	(1,360)	(2,079)	719

Income (Loss) Before Income Taxes	864	9,209	(8,345)	(992)	12,532	(13,524)
Income Tax Expense (Benefit)	(1,043)	3,634	(4,677)	(2,032)	4,222	(6,254)

Net Income	$1,907	$5,575	$(3,668)	$1,040	$8,310	$(7,270)

Net Income Per Share (Diluted)	$0.02	$0.07	$(0.05)	$0.02	$0.10	$(0.08)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance
CORPORATE
Revenues from External Customers	$232	$163	$69	$447	$299	$148
Intersegment Revenues	1,055	961	94	2,058	1,922	136

Total Operating Revenues	1,287	1,124	163	2,505	2,221	284

Operating Expenses:
Operation and Maintenance	2,569	5,383	(2,814)	5,935	10,525	(4,590)
Property, Franchise and Other Taxes	70	73	(3)	141	143	(2)
Depreciation, Depletion and Amortization	175	172	3	347	344	3

	2,814	5,628	(2,814)	6,423	11,012	(4,589)

Operating Loss	(1,527)	(4,504)	2,977	(3,918)	(8,791)	4,873

Other Income (Expense):
Interest Income	18,706	20,186	(1,480)	39,689	42,890	(3,201)
Other Income	(76)	169	(245)	2,144	237	1,907
Interest Expense on Long-Term Debt	(17,545)	(16,273)	(1,272)	(35,601)	(32,546)	(3,055)
Other Interest Expense	(807)	(1,697)	890	(2,518)	(3,981)	1,463

Income (Loss) Before Income Taxes	(1,249)	(2,119)	870	(204)	(2,191)	1,987
Income Tax Benefit	(1,135)	(1,547)	412	(1,973)	(1,516)	(457)

Net Income (Loss)	$(114)	$(572)	$458	$1,769	$(675)	$2,444

Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01	$0.02	$(0.01)	$0.03

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2009	2008	Variance	2009	2008	Variance
INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(29,251)	$(31,035)	$1,784	$(57,966)	$(59,356)	$1,390

Operating Expenses:
Purchased Gas	(28,070)	(29,968)	1,898	(55,657)	(57,218)	1,561
Operation and Maintenance	(1,181)	(1,067)	(114)	(2,309)	(2,138)	(171)

	(29,251)	(31,035)	1,784	(57,966)	(59,356)	1,390

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(18,952)	(21,667)	2,715	(40,493)	(45,888)	5,395
Other Interest Expense	18,952	21,667	(2,715)	40,493	45,888	(5,395)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Capital Expenditures:
Exploration and Production (1)	$30,751	$34,195	$(3,444)	$117,161	$64,861	$52,300
Pipeline and Storage (2) (3)	8,333	31,739	(23,406)	27,834	57,110	(29,276)
Utility	12,234	11,188	1,046	25,823	23,896	1,927
Energy Marketing	9	7	2	11	15	(4)

Total Reportable Segments	51,327	77,129	(25,802)	170,829	145,882	24,947
All Other	22	214	(192)	74	1,197	(1,123)
Corporate	14	27	(13)	45	35	10
Eliminations	—	(2,407)	2,407	(344)	(2,407)	2,063

Total Capital Expenditures	$51,363	$74,963	$(23,600)	$170,604	$144,707	$25,897

(1)	Amount for the quarter and six months ended March 31, 2009 includes $7.7 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2009 since it represents a non-cash investing activity at that date.

(2)	Amount for the quarter and six months ended March 31, 2009 includes $0.9 million of accrued capital expenditures related to the Empire Connector project. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2009 since it represents a non-cash investing activity at that date.

(3)	Amount for the six months ended March 31, 2009 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the six months ended March 31, 2009. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at March 31, 2009.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2009	2008	Normal	Last Year
Three Months Ended March 31

Buffalo, NY	3,327	3,391	3,264	1.9	3.9
Erie, PA	3,142	3,176	3,104	1.1	2.3

Six Months Ended March 31

Buffalo, NY	5,587	5,704	5,358	2.1	6.5
Erie, PA	5,223	5,243	4,975	0.4	5.4

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,065	3,022	(957)	3,811	5,849	(2,038)
West Coast	1,027	977	50	2,049	2,004	45
Appalachia	2,059	1,828	231	3,910	3,744	166

Total Production	5,151	5,827	(676)	9,770	11,597	(1,827)

Average Prices (Per Mcf)
Gulf Coast	$4.61	$9.50	$(4.89)	$5.72	$8.36	$(2.64)
West Coast	4.22	7.93	(3.71)	4.62	7.34	(2.72)
Appalachia	5.87	8.90	(3.03)	7.13	8.15	(1.02)
Weighted Average	5.03	9.05	(4.02)	6.05	8.12	(2.07)
Weighted Average after Hedging	7.53	9.21	(1.68)	8.18	8.55	(0.37)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	166	128	38	294	285	9
West Coast	648	599	49	1,330	1,227	103
Appalachia	12	28	(16)	27	65	(38)

Total Production	826	755	71	1,651	1,577	74

Average Prices (Per Barrel)
Gulf Coast	$40.43	$99.75	$(59.32)	$47.26	$94.31	$(47.05)
West Coast	36.60	88.45	(51.85)	42.45	85.04	(42.59)
Appalachia	43.55	90.15	(46.60)	58.10	86.73	(28.63)
Weighted Average	37.47	90.43	(52.96)	43.56	86.78	(43.22)
Weighted Average after Hedging	56.39	78.54	(22.15)	60.36	75.44	(15.08)

Total Production (Mmcfe)	10,107	10,357	(250)	19,676	21,059	(1,383)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.84	$0.69	$0.15	$0.79	$0.61	$0.18
Lease Operating Expense per Mcfe (1)	$1.48	$1.69	$(0.21)	$1.55	$1.47	$0.08
Depreciation, Depletion & Amortization per Mcfe (1)	$2.03	$2.20	$(0.17)	$2.22	$2.22	$—

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Six Months of Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$83.12 / BBL
Gas	4.7 BCF	$9.44 / MCF
Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$102.52 / BBL
Gas	5.7 BCF	$9.16 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.1 MMBBL	$125.25 / BBL
Gas	3.6 BCF	$7.81 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Gas	2.2 BCF	$7.71 / MCF
Gross Wells in Process of Drilling
Six Months Ended March 31, 2009

				Total
	Gulf	West	East	Company
Wells in Process — Beginning Period
Exploratory	1.00	0.00	25.00	26.00
Developmental	1.00	1.00	123.00	125.00
Wells Commenced
Exploratory	0.00	0.00	8.00	8.00
Developmental	0.00	26.00	108.00	134.00
Wells Completed
Exploratory	1.00	0.00	2.00	3.00
Developmental	0.00	26.00	138.00	164.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	2.00	2.00
Developmental	1.00	0.00	0.00	1.00
Wells in Process — End of Period
Exploratory	0.00	0.00	29.00	29.00
Developmental	0.00	1.00	93.00	94.00
Net Wells in Process of Drilling
Six Months Ended March 31, 2009

				Total
	Gulf	West	East	Company
Wells in Process — Beginning Period
Exploratory	0.29	0.00	24.00	24.29
Developmental	0.30	1.00	122.00	123.30
Wells Commenced
Exploratory	0.00	0.00	6.00	6.00
Developmental	0.00	26.00	108.00	134.00
Wells Completed
Exploratory	0.29	0.00	2.00	2.29
Developmental	0.00	26.00	138.00	164.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	2.00	2.00
Developmental	0.30	0.00	0.00	0.30
Wells in Process — End of Period
Exploratory	0.00	0.00	26.00	26.00
Developmental	0.00	1.00	92.00	93.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput — (millions of cubic feet — MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Firm Transportation — Affiliated	47,255	48,817	(1,562)	82,197	80,152	2,045
Firm Transportation — Non-Affiliated	86,217	73,142	13,075	162,006	134,689	27,317
Interruptible Transportation	1,256	1,221	35	3,057	2,304	753

	134,728	123,180	11,548	247,260	217,145	30,115

Utility Throughput — (MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Retail Sales:
Residential Sales	28,366	28,136	230	46,533	45,263	1,270
Commercial Sales	4,852	4,986	(134)	7,762	7,863	(101)
Industrial Sales	302	323	(21)	445	446	(1)

	33,520	33,445	75	54,740	53,572	1,168
Off-System Sales	1	2,048	(2,047)	513	3,080	(2,567)
Transportation	24,256	26,054	(1,798)	41,729	43,881	(2,152)

	57,777	61,547	(3,770)	96,982	100,533	(3,551)

Energy Marketing Volumes

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Natural Gas (MMcf)	22,689	21,707	982	35,825	32,548	3,277

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2009 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2009 (Diluted earnings per share guidance*)			from NYMEX prices used in guidance* ^
			$1 change per MMBtu gas		$5 change per Bbl oil
	Range		Increase	Decrease	Increase	Decrease
Consolidated Earnings	$0.95	- $1.10	+ $0.05	- $0.05	+ $0.03	- $0.03

*	Please refer to forward looking statement footnote beginning at page 8 of this document.

^	This sensitivity table is current as of April 29, 2009 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For the last two quarters of its fiscal 2009 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $3.50 per MMBtu for natural gas and $45 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity. This table does not factor in any possible additional reduction to earnings due to future “ceiling test” impairments as described in the text of this earnings release.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2009	2008
Quarter Ended March 31 (unaudited)
Operating Revenues	$804,645,000	$885,853,000

Net Income Available for Common Stock	$73,484,000	$95,004,000

Earnings Per Common Share:
Basic	$0.92	$1.14

Diluted	$0.92	$1.11

Weighted Average Common Shares:
Used in Basic Calculation	79,514,793	83,406,242

Used in Diluted Calculation	80,129,743	85,385,944

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,411,808,000	$1,454,121,000

Net Income Available for Common Stock	$30,806,000	$165,608,000

Earnings Per Common Share:
Basic	$0.39	$1.98

Diluted	$0.38	$1.93

Weighted Average Common Shares:
Used in Basic Calculation	79,400,660	83,509,268

Used in Diluted Calculation	80,156,407	85,603,033

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$2,358,048,000	$2,204,929,000

Income from Continuing Operations	$133,926,000	$241,115,000
Income from Discontinued Operations, Net of Tax	—	128,981,000

Net Income Available for Common Stock	$133,926,000	$370,096,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.67	$2.89
Income from Discontinued Operations	—	1.54

Net Income Available for Common Stock	$1.67	$4.43

Diluted:
Income from Continuing Operations	$1.64	$2.82
Income from Discontinued Operations	—	1.50

Net Income Available for Common Stock	$1.64	$4.32

Weighted Average Common Shares:
Used in Basic Calculation	80,252,366	83,502,281

Used in Diluted Calculation	81,882,711	85,610,528